UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

LECTEC CORPORATION
 (Exact name of registrant as specified in its charter)

Minnesota	0-16159	41-1301878
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1407 South Kings Highway, Texarkana, Texas	75501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In July 2008, LecTec Corporation (the “Company”) filed a complaint for patent infringement against Johnson & Johnson Consumer Companies, Inc. (“JJCC”) and four other defendants in the U.S. District Court for the Eastern District of Texas. On December 18, 2009, the Company entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with JJCC to settle the Company’s claims against JJCC that JJCC infringed two of the Company’s patents (“Patents–In–Suit”) related to the Company’s medicated patch technology (the “Litigation”).

Pursuant to the Settlement Agreement, JJCC will pay the Company a one–time sum of $1,200,000 and the Company will grant to JJCC a fully paid–up, world–wide, non–exclusive and irrevocable license to (a) the Patents–In–Suit, (b) any patent that claims priority, directly or indirectly, from the Patents–In–Suit (the “Family Patents”), including, without limitation, U.S. Patent Nos. 6,096,333, 6,096,334 and 6,361,790, (c) any foreign counterparts of the Patents–In–Suit or any of the Family Patents to make, have made, sell, offer for sale, use, import, export or otherwise dispose of any apparatus, method, product, component, service, product by process or any device associated with JJCC or its subsidiaries, affiliates or other controlled entities, for the past, present and future until the expiration of the last patent described above and (d) any patents that the Company owns or currently has an interest in to make, have made, sell, offer for sale, use, import, export or otherwise dispose of any non–prescription, non–occlusive medicated hydrogel patch products that are used to alleviate pain (a “Patch Product”) associated with JJCC (collectively, the License Grant”); provided, however, that the License Grant under clauses (a), (b) and (c) above excludes over–the–counter vapor patches which emit vapors that provide cough and cold relief when inhaled, and prescription, non–occlusive, medicated hydrogel patch products that are used to alleviate pain.

In addition, under the Settlement Agreement: (w) the Company agreed to release, acquit and discharge JJCC and its direct and indirect customers and distributors from all claims, duties, obligations and causes of action relating to any matters of any kind, including those related to JJCC’s making, using, importing, selling or offering to sell Patch Products and the matters alleged in the Litigation; (x) JJCC agreed to release, acquit and discharge the Company and its direct and indirect customers and distributors from all claims, duties, obligations and causes of action relating to any matters of any kind, including any matters connected in any way with Patch Products sold by JJCC and the matters alleged in the Litigation; (y) the Company agreed not to assign or otherwise transfer the patents described above in the License Grant until the transferee agrees in writing to be bound by such licenses; and (z) JJCC agreed not to challenge or assist in any way in challenging the validity or enforceability of the Patents–In–Suit, any Family Patent or any foreign counterparts of the Patents–In–Suit or any of the Family Patents.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10–K for the year ended December 31, 2009.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2009, the Board of Directors of the Company authorized the payment of a $10,000 bonus to Mr. Sanford M. Brink, a $100,000 bonus to Mr. Andrew Rollwagen, and a $60,000 bonus to Dr. Daniel C. Sigg, each of whom is a non–employee, non-executive director of the Company, and a $75,000 bonus to Mr. William Johnson, the Company’s Controller and current sole employee.

On December 21, 2009, the Board of Directors of the Company determined that, in connection with becoming the Company’s full-time Chief Executive Officer, as of January 1, 2010, Mr. Judd A. Berlin will be entitled to: (a) an annual base salary in the amount of $240,000; (b) a one–time payment of $200,000 in recognition of Mr. Berlin’s long service to the Company without compensation and the Company’s recent settlement of the litigation with Endo Pharmaceuticals, Inc.; (c) reimbursement for reasonable travel and other business–related expenses incurred by Mr. Berlin in the ordinary course of performing his duties as the Company’s Chief Executive Officer; (d) a monthly allowance of $1,000 for office facilities, administrative support and international communication systems required by Mr. Berlin in the performance of his duties; and (e) reimbursement in the amount of $30,000 if, in the course of performing his duties as the Company’s Chief Executive Officer, Mr. Berlin is required to be physically present in the United States for more than 30 days within any calendar year and consequently is required to forfeit the benefit of the Foreign Earned Income Exclusion under the U.S. Internal Revenue Code of 1986, as amended, that Mr. Berlin otherwise would be entitled to.

On December 21, 2009, the Board of Directors of the Company also determined that, as of January 1, 2010, Dr. Daniel C. Sigg, a current member of the Company’s Board of Directors, will commence employment as the Company’s Chief Scientific Officer. In connection with his appointment as the Company’s Chief Scientific Officer, Dr. Sigg will be entitled to: (a) an annual base salary in the amount of $155,000; (b) a one–time stipend of $1,500 for expenses related to Dr. Sigg’s establishment of a home office; and (c) reimbursement for reasonable travel and other business–related expenses incurred by Dr. Sigg in the ordinary course of performing his duties as the Company’s Chief Executive Officer. In addition, Dr. Sigg agreed to exercise his COBRA benefits upon his departure from his previous employer or to obtain healthcare benefits through his spouse’s employer, and the Company agreed to reimburse Dr. Sigg for his incremental out–of–pocket costs related to such benefits until the shorter of the expiration of his COBRA coverage or coverage through his spouse’s employer, or until such time as the Company has established its own benefit plan, provided that Dr. Sigg is still an employee of the Company at that time.

Item 8.01. Other Events.

On December 21, 2009, the Board of Directors of the Company declared a special cash dividend of $1.00 per share to all shareholders of record as of January 29, 2010, and payable on February 12, 2010.

On December 22, 2009, the Company released an open letter (the “Letter”) to its shareholders regarding current developments at the Company, including those described in this Current Report on Form 8–K. The press release publishing the Letter is filed with this Current Report on Form 8–K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

99.1 LecTec Corporation Press Release, dated December 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECTEC CORPORATION

By:    /s/ Judd A. Berlin

Judd A. Berlin
Chief Executive Officer and Chief Financial Officer

Date: December 22, 2009

EXHIBIT INDEX

Exhibit
Number	Description
99.1	LecTec Corporation Press Release, dated December 22, 2009.